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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of Proteus International plc of our report, dated March 5, 1999, which includes an explanatory paragraph relating to Therapeutic Antibodies, Inc.'s ability to continue as a going concern, relating to the consolidated financial statements of Therapeutic Antibodies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
August 10, 1999